Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints Craig Wood and as the undersigned’s true and lawful attorney-in-fact and agent, with the powers of substitution and revocation, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form F-4 of Vast Solar Pty Ltd. (File No. 333-272058) and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in order to affect the same as fully, to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Name		Title	Date
By	/s/ Marshall D. Smith	Chief Financial Officer	September 29, 2023
Name:	Marshall D. Smith	(Principal Financial Officer and Principal Accounting Officer)